Exhibit 23

Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference of our report dated February 15, 2002 included in Crown American Realty Trust's Form 10-K for the year ended December 31, 2001, into Crown American Realty Trust's previously filed registration statements on Form S-3 dated August 18, 1994 as amended effective November 13, 1998 (Registration No. 33-60105), Form S-3 dated May 4, 1995 (Registration No. 333-91880) and Form S-3 dated June 27, 1997 (Registration No. 333-26967).

Pittsburgh, Pennsylvania

March 6, 2002